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Exhibit 21.1

SUBSIDIARIES OF ARES COMMERCIAL REAL ESTATE CORPORATION

Name	Jurisdiction
ACRC Holdings LLC	Delaware
ACRC Lender LLC	Delaware
ACRC Lender C LLC	Delaware
ACRC Lender One LLC	Delaware
ACRC 2013-FL1 Depositor LLC (FKA ACRC Lender II LLC)	Delaware
ACRC Lender U LLC (FKA ACRC Lender III LLC)	Delaware
ACRC Lender U TRS LLC	Delaware
ACRC Lender U Mezz LLC	Delaware
ACRC Lender W LLC	Delaware
ACRC Lender W TRS LLC	Delaware
ACRC 2013-FL1 Holder LLC	Delaware
ACRC Champions Investor LLC	Delaware
ACRE Commercial Mortgage Trust 2013-FL1	New York
ACRE Capital Holdings LLC	Delaware
ACRE Capital LLC	Michigan
ACRC Lender B LLC (FKA ACRC Lender IV LLC)	Delaware
ACRC Lender V LLC	Delaware
ACRC Lender ML (FKA ACRC Lender VI LLC)	Delaware
ACRC CP Investor LLC	Delaware
ACRC KA Investor LLC	Delaware
ACRC KA JV Investor LLC	Delaware
ACRC 2013-FL1B Holder LLC	Delaware
ACRC 2014-FL2 Holder LLC	Delaware
ACRE Commercial Mortgage 2014-FL2 LLC	Delaware
ACRC Commercial Mortgage 2014-FL2 Ltd.	Cayman
ACRC Lender VII LLC	Delaware
ACRC Lender VIII LLC	Delaware

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  Exhibit 21.1
SUBSIDIARIES OF ARES COMMERCIAL REAL ESTATE CORPORATION